Exhibit 10.2

REVOLVING DEMAND LINE OF CREDIT NOTE

$7,000,000.00	Dated: November 22, 2021

For value received, the undersigned Stran & Company, Inc. a Nevada corporation duly qualified as a foreign corporation in the Commonwealth of Massachusetts with a principal business address of 2 Heritage Drive, Quincy, Massachusetts (the “Borrower”), jointly and severally if more than one, promises to pay to the order of Salem Five Cents Savings Bank, a Massachusetts savings bank having a usual place of business at 210 Essex Street, Salem, Massachusetts 01970 (hereinafter, with any subsequent holder, the “Bank” or the “Lender”) the principal amount of Seven Million and 00/100 Dollars ($7,000,000.00) or, if less, such amount as may be the aggregate unpaid principal amount of all loans or advances made by the Bank to the Borrower pursuant hereto and a certain Revolving Demand Line of Credit Loan Agreement (the “Loan Agreement”), together with interest at the rate set forth below from the date of the Bank’s first advance to the Borrower on the aggregate unpaid principal balance from time to time outstanding, as follows: consecutive monthly installments of interest only payable monthly in arrears on the last day of each month, commencing on December 31, 2021 with all outstanding principal and interest thereon being due and payable in full Upon Demand (notwithstanding the fact that this is a demand note, the date on which demand for payment is made is referred to herein as the “Maturity Date”).

INTEREST RATE:

Interest on the outstanding principal balance of this Note shall accrue at a floating rate equal to the sum of the Prime Rate, as that rate may change from time to time (the “Index”), plus one-half percent (0.50%) per annum. The term “Prime Rate” shall mean the rate of interest published in the Wall Street Journal as the so-called “Prime Rate” or if no such rate is published, an equivalent rate published by another financial publication of national standing as determined by the Bank. Changes in the Index shall take effect on the effective date of any change in the “Prime Rate.”

REVOLVING DEMAND:

This Note is a revolving note and, subject to the foregoing, the Borrower may, at its option, at any time prior to demand borrow, pay, prepay, and reborrow hereunder, all in accordance with the provisions hereof, the aforementioned Loan Agreement, and any and all other agreements between the Borrower and the Bank related thereto; provided, however, that the principal balance outstanding shall at no time exceed the face amount of this Note.

GENERAL PROVISIONS:

1.	Increase in Interest Rate and Late Charges. Upon Borrower’s failure for more than ten (10) days to make any payment of principal or interest on this Note when due, Borrower will pay Bank upon demand, in addition to all other amounts payable hereunder, a late charge equal to five percent (5.0%) of the overdue payment. In addition, upon Demand for payment by Lender, the rate of interest charged hereunder shall be increased by ten percent (10.0%) per annum over the rate of interest otherwise applicable hereunder.

2.	Application of Payments. All payments shall be in arrears. All payments hereunder shall be applied first to any unpaid fees owed to the Bank, and then to any unpaid costs, expenses and other charges owed to the Bank, and then to accrued and unpaid interest, and the balance, if any, to principal. Following Demand for payment by Lender, payments may be applied in such manner as the Bank may determine. If any payment under this Note becomes due and payable on any day upon which Bank’s office is legally closed to business, the due date shall be extended to the next succeeding business day and interest shall be payable during such extension at the then applicable rate stated above.

Interest payable hereunder shall be computed on the basis of a 360 day year counting the actual number of days elapsed.

3.	Prepayment. The Note may be prepaid in whole or in part at any time without penalty.

4.	Each Borrower and Endorser Liable. If more than one borrower has signed below, each such borrower has made all of the promises contained in this Note, and shall be jointly and severally liable for all obligations on this Note. If one or more endorser guarantors has signed below, each endorser guarantor agrees to all terms of this Note.

5.	DEMAND NOTE. THIS NOTE IS DUE AND PAYABLE IN FULL UPON DEMAND. The entire unpaid principal balance of this Note and all unpaid accrued interest at the rate then payable, plus all costs and expenses incurred by the Lender in connection with this Note is due and payable in full Upon Demand at any time. Failure of the Borrower to make full repayment upon Demand shall constitute Default hereunder.

In addition to any other right to which the Lender is or becomes entitled to upon the Borrower’s failure to make repayment hereunder Upon Demand, such failure shall also constitute, at the Lender’s option and without demand, notice, or protest, a default under all other agreements between the Lender and the Borrower and under all other instruments and papers given the Lender by the Borrower.

6.	Loan Documents: Security. The following loan documents and security instruments are referred to as the “Loan Documents”, and are incorporated herein by reference with the same force and effect as if set forth herein in full: Loan Agreement; Security Agreement; and UCC-1 Financing Statements of the Borrower.

The execution, endorsement or guaranty of this Note constitutes a confirmation by each person that any security interest listed above which was given to Bank contemporaneously with or before the date hereof shall continue in effect as security for this Note.

7.	Costs and Expenses. Borrower and each endorser and guarantor of this Note, will pay all reasonable costs and expenses, including, without limitation, reasonable attorney’s fees and all expenses and disbursements of counsel, in connection with the protection or enforcement of any of Bank’s rights against Borrower or any such endorser and guarantor and against any collateral given to Bank to secure this Note or any other of Borrower’s liabilities or of such endorser and guarantor to Bank (whether or not suit is instituted by or against Bank). Borrower further agrees to pay all reasonable costs, expenses and reasonable attorneys’ and other professionals’ fees incurred by the holder of this Note in connection with any “workout” or default resolution negotiations involving legal counsel or other professionals and further in connection with any re-negotiation or restructuring of the indebtedness evidenced by this Note. Any such costs, expenses and/or fees remaining unpaid after demand therefor, may, at the discretion of the holder, be added to the principal amount of the indebtedness evidenced by this Note.

8.	Assignability. Bank may assign and transfer this Note to any person, firm or corporation and deliver to the assignee any collateral or security interest Bank holds in connection with this Note. In the event of such assignment, Bank will have no further responsibility or liability with respect to such collateral or security interest, and the terms of this Note and any related documents shall inure to the benefit of Bank’s assignee and its successors. This Note shall be binding upon Borrower and each endorser and guarantor hereof and upon Borrower and Borrower’s respective heirs, successors, assigns, and representatives, and shall inure to the benefit of Bank and its successors and endorsees.

9.	Severability. If any provision of this Note is deemed by any court having jurisdiction thereof to be invalid or unenforceable, the other provisions of this Note shall remain in full force and effect. If any provision of this Note is deemed by any such court to be unenforceable because such provision is too broad in scope, such provision shall be construed to be limited in scope to the extent such court shall deem necessary to make it enforceable. If any provision is deemed inapplicable by any such court to any person or circumstances, it shall nevertheless be construed to apply to all other persons and circumstances.

10.	Waiver. No delay or omission by Bank in exercising or enforcing any of its powers, rights, privileges, remedies, or discretion hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver.

11.	Endorsement. Each endorser, jointly and severally if more than one, unconditionally guarantees prompt payment when due, by acceleration or otherwise, of this Note, regardless of its genuineness, validity, regularity or enforceability and waives any right to require Bank to proceed against Borrower or any collateral which Bank might have been granted to secure any endorser’s liabilities under this Note.

12.	Presentment: Extension. The Borrower and every endorser or guarantor of this Note, regardless of the time, order or place of signing, waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration and all other notices of every kind in connection with the delivery, acceptance, performance or enforcement of this Note and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable and waives all recourse to suretyship and guarantor defenses generally, including any defense based on impairment of collateral.

13.	Miscellaneous.

Each reference in this Note to Borrower, any endorser, and any guarantor, is to such person individually and also to all such persons jointly.

If pursuant to the terms of this Note, the Borrower is at any time obligated to pay interest on the principal balance at a rate in excess of the maximum interest rate permitted by applicable law for the loan evidenced by this Note, the applicable interest rate shall be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

The Borrower represents to the Bank that the proceeds of this Note will not be used for personal, family or household purposes or for the purpose of purchasing or carrying margin stock or margin securities within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

To the maximum extent permitted by law, the Borrower and each endorser and guarantor of this Note waive and terminate any homestead rights and/or exemptions respecting any premises under the provisions of any applicable homestead laws, including without limitation, Chapter 188, Section 1, of the General Laws of Massachusetts.

The Borrower and each endorser and guarantor hereof each authorizes the Bank to complete this Note if delivered incomplete in any respect. A photographic or other reproduction of this Note may be made by the Bank, and any such reproduction shall be admissible in evidence with the same effect as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

The Borrower and each endorser and guarantor of this Note each irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in Massachusetts, over any suit, action or proceeding arising out of or relating to this Note. Each of the Borrower and each endorser and guarantor irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Each of the Borrower and each endorser and guarantor hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by mailing a copy thereof by registered and certified mail, postage prepaid, return receipt requested, to the Borrower’s, endorser’s or guarantor’s address shown herein or as notified to the Bank and (ii) by serving the same upon the Borrower(s), endorser(s) or guarantor(s) in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service upon the Borrower or such endorser or guarantor.

The Borrower and each endorser and guarantor hereof grant to the Bank a continuing lien on and security interest in any and all deposits or other sums at any time credited by or due to the undersigned from the Bank or any of its banking or lending affiliates, or any bank acting as a participant under any loan arrangement between the Bank and the Borrower, and any cash, securities, instruments or other property of the undersigned in the possession of the Bank, or any of its banking or lending affiliates, or any bank acting as a participant under any loan arrangement between the Bank and the Borrower, whether for safekeeping or otherwise, or in transit to or from the Bank or any of its banking or lending affiliates or any such participant, or in the possession of any third party acting on the Bank’s behalf (regardless of the reason the Bank had received same or whether the Bank has conditionally released the same). Each and every one of the foregoing shall at all times constitute security for all of the liabilities and obligations of the undersigned to the Bank and may be applied or set off against such liabilities and obligations of the undersigned to the Bank, at any time, whether or not such liabilities and obligations are then due; whether or not demand has been made; and whether or not other collateral is then available to the Bank.

The Borrower and each endorser and guarantor of this Note shall indemnify, defend and hold harmless the Bank and its directors, officers, employees, agents, affiliates and attorneys harmless against any claim brought or threatened against the Bank by the Borrower, by any endorser or guarantor, or by any other person (as well as from attorneys’ reasonable fees and expenses in connection therewith) on account of the Bank’s relationship with the Borrower or any endorser or guarantor hereof (each of which may be defended, compromised, settled or pursued by the Bank with counsel of the Bank’s selection, but at the expense of the Borrower and any endorser or guarantor), except for any claim arising out of the gross negligence or willful misconduct of the Bank.

The liabilities of the Borrower and any endorser or guarantor of this Note are joint and several; provided, however, the release by the Bank of any of the Borrower or any one or more endorser or guarantor shall not release any other person obligated on account of this Note. Any and all present and future debts of the Borrower to any endorser or guarantor of this Note are subordinated to the full payment and performance of all present and future debts and obligations of the Borrower to the Bank. Each reference in this Note to the Borrower, any endorser, and any guarantor, is to such person individually and also to all such persons jointly.

No person obligated on account of this Note may seek contribution from any other person also obligated, unless and until all liabilities, obligations and indebtedness to the Bank of the person from whom contribution is sought have been satisfied in full. The release or compromise by the Bank of any collateral shall not release any person obligated on account of this Note.

This Note is delivered to Bank in Massachusetts and shall be governed by the laws of the Commonwealth of Massachusetts. Borrower and each endorser and guarantor of this Note submit to the jurisdiction of the courts of the Commonwealth of Massachusetts for all purposes with respect to this Note, any collateral given to secure their respective liabilities to Bank or their respective relationships with Bank.

Borrower hereby authorizes Bank to automatically deduct from Borrower’s account at the Bank the amount of any loan payment (“Automatic Payments”). If the funds in the account are insufficient to cover any payment, Bank shall not be obligated to advance funds to cover the payment.

As used herein, Obligations or Liabilities shall mean any and all duties, covenants obligations or monies due now or in the future to the Bank by Borrower and/or any guarantor of endorser of Borrower.

Notices. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand, mailed first class mail postage prepaid or delivered to a national overnight delivery or courier company or, in the case of telegraphic, telexed or electronic notice, when transmitted, answer back and received, addressed as follows:  if to the Borrower, at the address set forth on the first page hereof and if to the Lender at the address set forth above, Attention: Nathan Buckley Senior Vice President with a copy to Howard M. Kelman, Esq., Kellem and Kellem, LLC, 100 Recreation Park Drive, Hingham, Massachusetts 02043, or at such address as either may designate in writing.

Captions/Headings. All captions and/or headings used herein are for the convenience of the parties only and shall not be used in construing the meaning or intent of the terms or the provisions hereof

THE BORROWER, EACH ENDORSER AND GUARANTOR AND THE BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS NOTE, ANY OF THE OBLIGATIONS OF THE BORROWER, EACH ENDORSER AND GUARANTOR TO THE BANK, AND ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREES NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CAN NOT BE, OR HAS NOT BEEN, WAIVED. THE BORROWER, EACH ENDORSER AND GUARANTOR AND THE BANK EACH CERTIFIES THAT NEITHER THE BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

EXECUTED as a sealed instrument on the date first written above.

Witness:		BORROWER:

Stran & Company, Inc.

By:	/s/ Christopher Rollins	By:	/s/ Andrew J. Shape
	Christopher Rollins		Andrew J. Shape, President and CEO

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